EXHIBIT  1(v)

Form of Underwriter's Warrant Agreement and Amended Underwriter's Warrant Certificate


UNDERWRITERS WARRANT AGREEMENT dated as of __________, 1998 between XETAL, INC., a Utah corporation (the Company) and MORGAN GRANT CAPITAL CORP. (formerly Worthington Capital Group, Inc.), its successors, designees and assigns (hereinafter referred to as the Underwriter).

                              W I T N E S S E T H:

WHEREAS, the Company proposes to issue to Morgan Grant Capital Corp. warrants (the Underwriters Warrants) to purchase up to an aggregate of 54,000 shares of the Companys common stock, $0.001 par value per share (the Common Stock), each Warrant entitling the holder to purchase one share of Common Stock (the Underwriters Warrants and the shares of Common Stock issuable upon exercise of the Underwriters Warrants being collectively referred to as the Warrant Securities); and

WHEREAS, the Underwriter has agreed pursuant to the underwriting agreement (the Underwriting Agreement) dated as of the date hereof among the Underwriter and the Company to act as to act as the exclusive agent for the Company, on a best efforts basis, in connection with the Company's proposed public offering of up to 540,000 shares of Common Stock and 540,000 redeemable common stock purchase warrants (the Warrants) at a public offering price of $5.00 per share of Common Stock and $.10 per Warrant (the Public Offering); and

WHEREAS, the Underwriters Warrants to be issued pursuant to this Agreement will be issued on the Closing Date and Option Closing Date(s) (as such terms are defined in the Underwriting Agreement) by the Company to the Underwriter in consideration for, and as part of the Underwriters compensation in connection with, and pursuant to the Underwriting Agreement;

NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of an aggregate five dollars and forty cents ($5.40), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant. The Underwriter is hereby granted the right to prchase, at any time from ____________, 1999 until 5:00 P.M., New York time, on _______________,
2003, up to an aggregate of 54,000 shares of Common Stock (the Shares) at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $8.25 per share of Common Stock subject to the terms and conditions of this Agreement. The Underwriters Warrants and the shares of Common Stock issuable upon exercise of the Underwriters Warrants will be separately transferable immediately upon issuance. Except as set forth herein, the Underwriters Warrants are in all respects identical to the Warrants being sold by the Underwriter to the public pursuant to the terms and provisions of the Underwriting Agreement and the Warrant Agreement (as such term is defined in Section 8.8 hereof.) Except as set forth herein, the shares of Common Stock issuable upon exercise of the Underwriters Warrants are in all respects identical to the shares of Common Stock being sold by the Underwriter to the public pursuant to the terms and provisions of the Underwriting Agreement.

2. Warrant Certificates.   The warrant certificates (the Warrant
Certificates) delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3. Exercise of Warrant.

3.1 Method of Exercise. The Underwriters Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per Warrant set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Common Stock purchased at the Company's principal offices (presently located at 3590 Oceanside Road, Oceanside, New York 11572) the registered holder of a Warrant Certificate (Holder or Holders) shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holders thereof, in whole or part (but not as to fractional shares of t e Common Stock). In the case of the purchase of less than all shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Underwriters Warrants shall have the right at any time and from time to time to exercise the Underwriters Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1. The number of shares of Common Stock to be issued pursuant to this Section 3.2 shall be equal to the difference between (a) the number of shares of Common Stock in respect of which the Underwriters Warrants are exercised and (b) a fraction, the numerator of which shall be the number of shares of Common Stock in respect of which the Underwriters Warrants are exercised multiplied by the Exercise Price (as hereinafter defined) and the denominator of which shall be the Market Price.

3.3 Definition of Market Price. As used herein, the phrase Market Price at any date shall be deemed to be, when referring to the Common Stock, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market (NNM), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by NNM, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. (NASD) through Nasdaq or similar organization including the NASD Electronic Bulletin Board if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, or such similar organization as determined in good faith by resolution of the Board of Directors of he Company, based on the best information available to it. Notwithstanding the foregoing, for purposes of Section 8, the Market Price of a share of Common Stock shall be determined by reference to the relevant information set forth above during the thirty (30) trading days immediately preceding the date of the event requiring the determination of the Market Price (except that, in the event of a public offering of shares of Common Stock, the Market Price of a share of Common Stock shall be determined by reference to the trading day immediately preceding the effective date of the public offering and not such thirty (30) trading day period).

4. Issuance of Certificates. Upon the exercise of the Underwriters Warrants, the issuance of certificates for shares of Common Stock and/or other securities, properties or rights underlying such Underwriters Warrants shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the ompany the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

The Warrant Certificates and the certificates representing the Shares (and/or other securities, property or rights issuable upon the exercise of the Underwriters Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

5. Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Underwriters Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Underwriters Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the Underwriters.

6. Exercise Price.

6.1 Initial and Adjusted Exercise Price.   Except as otherwise provided in
Section 8 hereof, the initial exercise price of each Underwriter Warrant shall be $8.25 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

6.2 Exercise Price. The term Exercise Price herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7. Registration Rights.

7.1 Current Registration Under the Securities Act of 1933. The Underwriters Warrants and the Shares issuable upon exercise of the Underwriters Warrants have been registered under the Securities Act of 1933, as amended (the Act), pursuant to the Company's Registration Statement on Form SB-2 (Registration No. 333-20525) (the Registration Statement). The Company covenants and agrees to use its best efforts to maintain the effectiveness of the Registration Statement for a period of five (5) years from its effective date.

7.2 Contingent Registration Rights. In the event that, for any reason whatsoever, the Company shall fail to maintain the effectiveness of the Registration Statement for a period of five (5) years from its effective date and, in any event, from and after the fifth (5th) anniversary of the effective date of the Registration Statement, the Underwriter and other Holders shall have, commencing the date of any such occasion, the contingent registration rights (Registration Rights) set forth in Sections 7.3 and 7.4 hereof.

7.3 Piggyback Registration. (1) If, at any time commencing after the effective date of the Registration Rights and expiring on the seventh (7th) anniversary of the effective date of the Registration Statement, the Company proposes to register any of its securities under the Act, either for its own account or the account of any other security holder or holders of the Company possessing registration rights (Other Stockholders) (other than pursuant to Form S-4, Form S-8 or comparable registration statement), it shall give written notice, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of Underwriters
Warrants and/or the Shares (collectively the Registrable Securities) of its intention to do so. If the Underwriter or other Holders of Registrable Securities notify the Company within twenty-one (21) days after the receipt of any such notice of its or their desire to include any such securities in such pro osed registration statement, the Company shall afford the Underwriter and such other Holders of such securities the opportunity to have any such
securities registered under such registration statement. (2)	If the
registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Underwriter and such other Holders as part of the written notice given pursuant to Section 7.3(a) hereof. The right of the Underwriter or any such other Holders to registration pursuant to this Section 7.3 shall be conditioned upon their participation in such underwriting and the inclusion of their Registrable Securities in the underwriting to the extent hereinafter provided. The Underwriter and all other Holders proposing to distribute their securities through such underwriting shall (together with the Company and any officers, directors or other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter of the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 7.3, if the Underwriter of the u nderwriter or underwriters advises the Company in writing that marketing factors require a limitation or elimination of the number of shares of Common Stock or other securities to be underwritten, the Underwriter may limit the number of shares of Common Stock or other securities to be included in the registration and underwriting. The Company shall so advise the Underwriter and all other Holders of Registrable Securities requesting registration, and the number of shares of Common Stock or other securities that are entitled to be included in the registration and underwriting shall be allocated among the Underwriter and other Holders requesting registration, in each case, in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of
filing the registration statement. (3)	Notwithstanding the provisions of this
Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to Section 7.3(a) hereof (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

7.4 Demand Registration.  (1)  At any time commencing after the effective date of the Registration Statement and ending on the fifth (5th) anniversary of the effective date of the Registration Statement, the Holders of Registrable
Securities representing a Majority (as hereinafter defined) of such securities (assuming the exercise of all of the Underwriters Warrants)  (the
Initiating Holders) shall have the right (which right is in addition to the registration rights under Section 7.3 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable
Securities for up to two hundred and seventy (270) days by such Holders and a y other Holders of Registrable Securities, as well as any other security holders possessing similar registration rights, who notify the Company within twenty-one (21) days after receiving notice from the Company of such request.
(2)	The Company covenants and agrees to give written notice of any registration request under this Section 7.4 by any Holder or Holders to all other registered
Holders of Registrable Securities, as well as any other security holders possessing similar registration rights, within ten (10) days after the date of
the receipt of any such registration request. (3)	If the Initiating Holders
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 7.4(a) hereof.  The right of any Holder to registration pursuant to this Section 7.4 shall be conditioned upon such
Holder's participation in such underwriting and the inclusion of such Holder's
Registrable Securities in the underwriting to the extent and subject to the limitations provided herein.  A Holder may elect to include in such
underwriting all or a part of the Registrable Securities it holds. (4)	The
Company shall (together with all Holders, officers, directors and other stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the
Underwriter of the underwriters selected for such underwriting by the
Initiating Holders, which underwriter(s) shall be reasonably acceptable to the
Underwriter.  Notwithstanding any other provision of this Section 7.4, if the
Underwriter of the underwriter or underwriters advises the Initiating Holders in writing that marketing factors require a limitation or elimination of the number of shares of Common Stock or other securities to be underwritten, the
Underwriter may limit the number of shares of Common Stock or other securities to be included in the registration and underwriting.  The Company shall so advise the Underwriter and all Holders of Registrable Securities requesting registration, and the number of shares of Common Stock or other securities that are en titled to be included in the registration and underwriting shall be allocated among the Underwriter and other Holders requesting registration, in each case, in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement.  If the Company or any Holder of
Registrable Securities who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such person may elect to withdraw its securities therefrom by written notice to the
Company, the underwriter and the Initiating Holders.  Any securities so excluded shall be withdrawn from such registration.  No securities excluded from such registration by reason of such underwriters' marketing limitations shall be included in such registration.  To facilitate the allocation of shares in accordance with this Section 7.4(d), the Company or underwriter or underwriters selec ted as provided above may round the number of securities of any holder which may be included in such registration to the nearest 100
shares. (5)	In the event that the Initiating Holders are unable to sell all of the Registrable Securities for which they have requested registration due to the provisions of Section 7.4(d) hereof and if, at that time, the Initiating
Holders are not permitted to sell Registrable Securities under Rule 144(k), the
Initiating Holders shall be entitled to require the Company to afford the
Initiating Holders an opportunity to effect one additional demand registration
under this Section 7.4. (6)	In addition to the registration rights under
Section 7.3 and subsection (a) of Section 7.4 hereof, at any time commencing on the date hereof and expiring five (5) years thereafter any Holder of
Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the
Commission a registration statement so as to permit a public offering and sale for 270 days by any such Holder of its Registrable Securities provided, however, that the provisions of Section 7.5(b) hereof, shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holder's making such request.
(7)	Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Registrable Securities of the Initiating Holders or the Holder(s) referred to in Section 7.5(f) above
(the Paying Holders), within the time period specified in Section 7.5(a)
below, the Company shall upon the written notice of election of the Initiating
Holders or the Paying Holders, as the case may be, repurchase (i) any and all
Shares and/or Underlying Warrants at the higher of the Market Price per share of Common Stock or per Underlying Warrant, as the case may be, on (x) the date of the notice sent to the Company under Section 7.4(a) or (f), as the case may be, or (y) the expiration of the period specified in Section 7.5(a) and (ii)
any and all Warrants at such Market Price less the Exercise Price of such
Warrant.  Such repurchase shall be in immediately available funds and shall close within five (5) business days after the expiration of the period specified in Section 7.5(a).

7.5 Covenants of the Company With Respect to Registration.  In connection with any registration under Sections 7.3 and 7.4 hereof, the Company covenants and
agrees as follows: (1)	The Company shall use its best efforts to file a
registration statement within sixty  (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Registrable Securities such number of prospectuses as shall
reasonably be requested. (2)	The Company shall pay all costs (excluding fees
and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.3 and 7.4 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7.5(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the exercise period of the Underwriters Warrants by such number of days as shall equal the delay caused by the
Company's failure. (3)	The Company will take all necessary action which may be
required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s); provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under
the laws of any such jurisdiction. (4)	The Company shall indemnify the
Holder(s) of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of
1934, as amended (Exchange Act), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the
Underwriter contained in Section 7 of the Underwriting Agreement. (5)	The
Holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section
20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the
Company. (6)	For a period of one hundred eighty (180) days after the
effectiveness of any registration statement filed pursuant to Section 7.4 hereof, the Company shall not permit any other registration statement (other than (1) a registration statement relating to the securities for which the
Company has granted demand registration rights, as described in the Prospectus included in the Registration Statement, (2) a registration statement relating to the shares of Common Stock issuable upon exercise of the Warrants issued to the public pursuant to the Registration Statement, (3) a registration statement relating to the securities for which the Company has granted piggyback registration rights, as described in the Prospectus included in the
Registration Statement and (4) a registration statement filed on Forms S-4 or
S-8 to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.4 hereof, without the prior written consent of the Holders of the Regi strable Securities representing a Majority
of such securities. (7)	The Company shall furnish upon request to each Holder
participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a cold comfort letter dated the effective date of such registration statement
(and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with resp ect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten
public offerings of securities. (8)	The Company shall as soon as practicable
after the effective date of any registration statement filed pursuant to
Sections 7.3 and 7.4 hereof, and in any event within 15  months thereafter, make generally available to its security holders (within the meaning of Rule
158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.
(9)	The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all written correspondence between the
Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.
(10)	With respect to any registration under Section 7.4 hereof, the Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by the Initiating Holders or the Paying Holders,
as the case may be.  Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter.  The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall
also be made to and for the benefit of such Holders.   Such Holders shall not
be required to make any representations or warranties to or agreements with t he Company or the underwriters, except as they may relate to such Holders and
their intended methods of distribution. (11)	For purposes of this Agreement,
the term Majority in reference to the Holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding
Underwriters Warrants and/or shares of Common Stock issuable upon exercise of the Underwriters Warrants that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a
registration statement filed with the Commission under the Act. (12)	Nothing
contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Underwriters Warrants prior to the initial filing of any
registration statement or the effectiveness thereof. (13)	In addition to the
Registrable Securities, upon the written request therefor, by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

7.6 Restrictive Legends. In the event that the Company fails to maintain the effectiveness of the Registration Statement, such that the exercise, in part or in whole, of the Underwriters Warrants are not, at the time of such exercise, registered under the Act, any certificates representing the Shares underlying the Underwriters Warrants, and any of the other securities issuable upon exercise of the Underwriters Warrants shall bear the following restrictive legend: The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (Act), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act,
(ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

8. Adjustments to Exercise Price and Number of Securities. 8.1	Computation of
Adjusted Exercise Price.  Except as hereinafter provided, in the event the
Company shall at any time after the date hereof issue or sell any shares of
Common Stock (other than the issuances or sales referred to in Section 8.7 hereof), including shares held in the Company's treasury and shares of Common
Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Market Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock ou tstanding immediately prior to the issuance or sale of such shares, multiplied by the Exercise Price in effect immediately prior to such issuance or sale, and (b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of
Common Stock, as provided by Section 8.3 hereof. For the purposes of this
Section 8 the term Exercise Price shall mean the Exercise Price per share of
Common Stock set forth in Section 6 hereof, as adjusted from time to time
pursuant to the provisions of this Section 8. 		For the purposes of any
computation to be made in accordance with this Section 8.1, the following
provisions shall be applicable: 			(i)  In case of the issuance or sale of
shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price)
before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other performing similar services, or any expenses incurred in connection therewith.
(ii)  In case of the issuance or sale (other than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the
Company and shall include any amounts payable to security holders or any affiliates thereof, including without limitation, pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts being valued for the purposes hereof at the aggregate amount payable thereunder, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof; provide d, however, that if any Holder(s) does not agree with such evaluation, a mutually acceptable independent appraiser shall make such evaluation, the cost of which
shall be borne by the Company. 			(iii)  Shares of Common Stock issuable by way
of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been
issued without consideration. 			(iv)  The reclassification of securities of
the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of
Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection
(ii) of this Section 8.1. 			(v)  The number of shares of Common Stock at any
one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

8.2 Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Market Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of
Section 8.1 hereof, provided that:

                 (1) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Underwriterss Warrants), if any, received by the Company for such options, rights or warrants.

(2) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Underwriters Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

(3) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

8.3 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

8.4 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of shares of Common Stock issuable upon the exercise at the adjusted exercise price of each Underwriters Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Underwriters Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price. For purpose of this
Section 8 the Exercise Price for the Underwriters Warrants shall be $8.00 per Underwriters Warrant.

8.5 Definition of Common Stock. For the purpose of this Agreement, the term Common Stock shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.
In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Underwriters Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

8.6 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Underwriters Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Underwriters Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Underwriters Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall rovide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

8.7 No Adjustment of Exercise Price in Certain Cases.  No adjustment of the
Exercise Price shall be made: (1)	Upon the issuance or sale of the
Underwriters Warrants or the shares of Common Stock issuable upon the exercise
of the Underwriters Warrants; or (2)	If the amount of said adjustment shall be
less than two cents (2) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2) per Warrant Security.

8.8 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Underwriters Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Underwriters Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Underwriters Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Underwriters Warrants had been exercised immediately prior to such dividend or distribu ion. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 8.8.

9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriters Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10. Elimination of Fractional Interests.  The Company shall not be required to issue fractional shares of Common Stock upon the exercise of Underwriters
Warrants.  Underwriters Warrants may only be exercised in such multiples as are required to permit the issuance by the Company of one or more whole shares of Common Stock.  If one or more Underwriters Warrants shall be presented for exercise in full at the same time by the same Holder, the number of whole shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Underwriters Warrants so presented.  If any fraction of a share of Common Stock would, except for the provisions provided herein, be issuable on the exercise of any Underwriters Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to such fraction multiplied by the then current market value of a share of Common St
ck, determined as follows: (1) 	If the Common Stock is listed, or admitted to
unlisted trading privileges on the NYSE or the AMEX, or is traded on the NNM, the current market value of a share of Common Stock shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Underwriters Warrants on whichever of such exchanges or NNM had the highest average daily trading volume
for the Common Stock on such day; or (2)	If the Common Stock is not listed or
admitted to unlisted trading privileges, on either the NYSE or the AMEX and is not traded on NNM, but is quoted or reported on Nasdaq, the current market value of a share of Common Stock shall be the average of the Underwriter closing bid and asked prices (or the last sale price, if then reported by
Nasdaq) of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Underwriters Warrants
as quoted or reported on Nasdaq, as the case may be; or (3)	If the Common Stock
is not listed, or admitted to unlisted trading privileges, on either of the
NYSE or the AMEX, and is not traded on NNM or quoted or reported on Nasdaq, but is listed or admitted to unlisted trading privileges on the BSE or another national securities exchange (other than the NYSE or the AMEX), the current market value of a share of Common Stock shall be the closing sale price of the
Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Underwriters Warrants on whichever of such exchanges has the highest average daily trading volume for the Common
Stock on such day; or (4)	If the Common Stock is not listed or admitted to
unlisted trading privileges on any national securities exchange, or listed for trading on NNM or quoted or reported on Nasdaq, but is traded in the over-the-counter market, the current market value of a share of Common Stock shall be the average of the last reported bid and asked prices of the Common
Stock reported by the National Quotation Bureau, Inc. on the last business day
prior to the date of exercise of the Underwriters Warrants; or (5)	If the
Common Stock is not listed, admitted to unlisted trading privileges on any national securities exchange, or listed for trading on NNM or quoted or reported on Nasdaq, and bid and asked prices of the Common Stock are not reported by the National Quotation Bureau, Inc., the current market value of a share of Common Stock shall be an amount, not less than the book value thereof as of the end of the most recently completed fiscal quarter of the Company ending prior to the date of exercise, determined in accordance with generally acceptable accounting principles, consistently applied.

11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Underwriters Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Underwriters Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Underwriters Warrants shall be outstanding, the Company shall use its best efforts to cause the Underwriters Warrants and all shares of Common Stock issuable upon the exercise of the Underwriters Warrants to be listed (subject to official notice of issuance) on all securities exchanges on whic the Warrants and the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NNM.

12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriters Warrants and their exercise, any of the following events shall occur:

(1) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable other than in cash, or a cash dividend or distribution payable other than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(2) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(3) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer book, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

130 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

(1) If to the registered Holder of the Underwriters Warrants, to the address of such Holder as shown on the books of the Company; or

(2) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

140 Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Warrant Certificates.

150	Successors.  All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

160 Termination. This Agreement shall terminate at the close of business on ___________, 2003. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on ___________, 2008.

170 Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, the Underwriter and any other registered Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and any other registered Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding up on the party so served in any action, proceeding or claim. The Company, the Underwriter and any other registered Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its'/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

180 Entire Agreement; Modification. This Agreement (including the Underwriting Agreement and the Warrant Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

190 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

200 Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

210 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Warrant Certificates or Warrants Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Underwriter and any other registered Holders of Warrant Certificates or Warrant Securities.

220 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL] XETAL, INC.



By:
Dr. Jan Stahl, Chief Executive Officer



Attest:    By:____________________________
                              Peter Steil, President





MORGAN GRANT CAPITAL CORP.



                                                     By:
Michael Christ, President

                                   EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

	EXERCISABLE ON OR BEFORE
	5:00 P.M., NEW YORK TIME, _______________, 2003

No. RW-101Warrants to Purchase
54,000 Shares of Common Stock



WARRANT CERTIFICATE

This Warrant Certificate certifies that Morgan Grant Capital Corp., or registered assigns, is the registered holder of Warrants to purchase initially, at any time from _________, 1999 until 5:00 p.m. New York time on ___________, 2003 (the Expiration Date), up to 54,000 fully-paid and non-assessable shares of common stock, $.001 par value (Common Stock) of Xetal, Inc., a Utah corporation (the Company), at the initial exercise price, subject to adjustment in certain events (the Exercise Price), of $8.25 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of ________________, 1998 between the Company and Morgan Grant Capital Corp. (the Underwriter's Warrant Agreement). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Underwriter's Warrant Agreement, which Underwriter's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words holders or holder meaning the registered holders or registered holder) of the Warrants.

The Underwriter's Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.


The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated as of ____________, 1998


[SEAL]     XETAL, INC.




By:
Dr. Jan Stahl, Chief Executive Officer




By:
Peter Steil, President

Attest:




Dr. Jan Stahl, Secretary




             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]


     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


                                         shares of Common Stock


and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Xetal, Inc.
in the amount of $             , all in accordance with the terms of Section
3.1 of the Underwriter's Warrant Agreement dated as of ___________________, 1998 between Xetal, Inc. and Morgan Grant Capital Corp. The undersigned request that a certificate for such shares of Common Stock be registered in the
name of                       whose address is                       and that
such Certificate be delivered to                         whose address is
 .



Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


(Insert Social Security or Other Identifying Number of Holder)


[FORM OF ASSIGNMENT]



(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


  FOR VALUE RECEIVED                              hereby sells, assigns and
                unto



	(Please print name and address of transferee)

       Warrant Certificate, together with all right, title and interest therein, and does hereby reasonably constitute and appoint
, as Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Date:                                Signature:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)




(Insert Social Security or Other Identifying
  Number of Assignee)









	XETAL, INC.


	AND


	MORGAN GRANT CAPITAL CORP.








UNDERWRITER'S

WARRANT AGREEMENT











	Dated as of _______________, 1998










EXHIBIT 5

Opinion of B. Bruce Freitag




                                B. BRUCE FREITAG
                                Attorney at Law
                              39 Sackerman Avenue
                                 _____________
                            Telephone (973) 238 1909
                           Telecopier (973) 238 1910


October   , 1998

Xetal, Inc.
3590 Oceanside Road
Oceanside, New York 11572

Gentlemen:

This opinion and the consent to use my name is furnished in connection with the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Washington, D.C., by Xetal, Inc. (hereinafter referred to as the "Company") pursuant to the Securities Act of 1933, as amended, covering a total of 540,000 shares of the common stock of the Company (hereafter the "Common Stock") and common stock purchase warrants (hereinafter "Warrants") to purchase a total of 540,000 shares of Common Stock. I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and as such counsel, I am familiar with the Registration Statement and proceedings to date with respect to the authorization by the Company of the Common Stock and Warrants. Based upon the foregoing, I advise you that: 1. The 540,000 shares of Common Stock covered by the Registration Statement have been duly authorized by the Company and upon full receipt of consideration for such shares, such shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company. 2. The Warrants covered by the Registration Statement have been duly authorized by the Company and when full consideration has been received for such Warrants, they will be legally issued and will permit the holder thereof to purchase from the Company up to a total
of   540,000 shares of Common Stock.

3. A total of 540,000 shares of Common Stock have been authorized by the Company as being issuable upon exercise of the Warrants. When properly exercised by the Warrantholder as provided in the Warrant Agreement and Warrant Certificate and consideration is received, such shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company. Consent is hereby given to the use of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus forming a part of the Registration Statement under the caption "Legal Opinions."

Very truly yours,


B. Bruce Freitag
BBF:emk


EXHIBIT 10(viii)

Form of Amended Warrant Agreement and Warrant Certificate







AGREEMENT, dated this _____ day of _____________, 1998, between XETAL, INC., a Utah corporation (the Company), and AMERICAN STOCK TRANSFER AND TRUST
COMPANY, as Warrant Agent (the Warrant Agent).

                              W I T N E S S E T H:

WHEREAS, in connection with (i) the offering to the public pursuant to the Prospectus (the Prospectus) contained in the Company's Registration Statement on Form SB-2 (Registration No. 333-20525) of 540,000 shares of the Company's common stock, $0.001 par value per share (the Common Stock), (ii) the offering to the public pursuant to the Prospectus of 540,000 redeemable common stock purchase warrants (the Warrants), each Warrant entitling the holder thereof to purchase one share of Common Stock, and (iii) the sale to Morgan Grant Capital Corp. (formerly Worthington Capital Group, Inc.) (Morgan Grant or the Underwriter), its successors and assigns, of warrants (the
Underwriters Warrants) to purchase an aggregate of 54,000 shares of Common Stock, each Warrant entitling the holder thereof to purchase one share of Common Stock, the Company will issue to the public up to 540,000 Warrants and to the Underwriter the Underwriters Warrants to purchase up to 54,000 shares of Common

 Stock (subject to adjustment); and
WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require: (a) Common Stock shall mean stock of the Company of any class whether now or hereafter authorized, which has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage.

(b) Corporate Office shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business in New York, New York, shall be administered, which office is located on the date hereof at 40 Wall Street, New York, New York 10005.

(c) Exercise Date shall mean, subject to the provisions of Section 5(b) hereof, as to any Warrant, the date on which the Warrant Agent shall have received both
(i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder hereof or his attorney duly authorized in writing, and (ii) payment in cash or by certified or bank check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price in good funds.

(d) Initial Warrant Exercise Date shall mean ____________, 1998.

(e)  Initial Warrant Redemption Date shall mean __________, 1999.

(f) Purchase Price shall mean, subject to modification and adjustment as provided in Section 8, $5.00.

(g) Registered Holder shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

(h) Underwriters Warrant Agreement shall mean the agreement dated as of ______________, 1998 between the Company and the Underwriter relating to and governing the terms and provisions of the Underwriters Warrants.

(i) Subsidiary or Subsidiaries shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

(j) Transfer Agent shall mean American Stock Transfer and Trust Company, or its authorized successor.

(k) Underwriting Agreement shall mean the underwriting agreement dated ______________, 1997 between the Company and the Underwriters relating to the sale to the public by Morgan Grant, as the Companys exclusive agent, on a best efforts basis, of the 540,000 shares of Common Stock and 540,000 Warrants.

(l) Warrant Certificate shall mean a certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit A.

(m) Warrant Expiration Date shall mean, unless the Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (New York time), on ______________, 2003, or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

(n) Warrant Agent shall mean American Stock Transfer and Trust Company, or its authorized successor.

       SECTION 2. Warrants and Issuance of Warrant Certificates.

(a) Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase at the Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8.

(b) Upon execution of this Agreement, Warrant Certificates representing 540,000 Warrants to purchase up to an aggregate of 540,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

(c) Upon exercise of the Underwriters Warrants as provided therein, Warrant Certificates representing all of 54,000 Warrants, to purchase up to an aggregate of 54,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof and in the Underwriters' Warrant Agreement), shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its Chairman of the Board, President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary.

(d) From time to time, up to the Warrant Expiration Date, as the case may be, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. No Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7, (iv) Warrant Certificates issued pursuant to the Underwriters Warrant Agreement (including Warrants in excess of the Underwriter's Warrants to purchase 54,000 shares of Common Stock issued as a result of the anti-dilution provisions contained in the Underwriter's Warrant Agreement), and (v) at the option of the Company, Warrant Certificates in such form as may be a proved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the redemption price therefor made pursuant to
Section 8 hereof.

SECTION 3. Form and Execution of Warrant Certificates.
(a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Warrants may be listed, or to conform to usage.  The Warrant Certificates shall be dated the date of issuance thereof
(whether upon initial issuance, transfer, exchange or in lieu of mutilated,
lost, stolen or destroyed Warrant Certificates). (b)	Warrant Certificates shall
be executed on behalf of the Company by its Chairman of the Board, President or
any Vice President and by its Treasurer or an Assistant Treasurer or its
Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the
Company's seal.  Warrant Certificates shall be manually countersigned.  In case any officer of the Company who shall have signed any of the Warrant
Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant
Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.
 SECTION 4. Exercise.
(a) Warrants in denominations of one or whole number multiples thereof may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 5 and 9 hereof) and in the applicable Warrant Certificate.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the
Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Warrant Agent for the account of the Company, of an amount in lawful money of the United States of America equal to the applicable
Purchase Price has been received in good funds by the Warrant Agent.  The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date.  As soon as practicable on or after the Exercise
Date and in any event within five business days after having received authorization from the Company,  the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto.  Upon the exercise of any Warrant, the
Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and, subject to subsection (b) below, shall cause all payments of an amount in cash or by check made payable to the order of the Company, equal to the Purchase Price, to be deposited promptly in the Company's bank account.
(b) At any time upon the exercise of any Warrants after one (1) year and one day from the date hereof, the Warrant Agent shall, on a daily basis, within two business days after such exercise, notify the Underwriter, and its and their successors or assigns, of the exercise of any such Warrants and shall, on a weekly basis (subject to collection of funds constituting the tendered Purchase
Price, but in no event later than five business days after the last day of the calendar week in which such funds were tendered), remit to the Underwriter (so long as the Underwriter solicited the exercise of such Warrant as indicated
upon the Subscription Form attached to the Warrant Certificate tendered for exercise), an amount equal to seven percent (7%) of the Purchase Price of such
Warrants being then exercised if written certification is received that (i) the
Warrant is exercised at least 12 months after the date of this Prospectus; (ii)
the market price of the Common Stock on the date that the Warrant is exercised is greater than the exercise price of the Warrants; (iii) the exercise of the
Warrants was solicited by a member of the National Association of Securities
Dealers, Inc.; (iv) the Warrant is not held in a discretionary account; (v)
disclosure of the compensation arrangements is made at the time of the exercise of the Warrant; (vi) the holder of the Warrant has stated in writing that the exercise was solicited and designated in writing the soliciting broker-dealer;
and (vii) the solicitation of exercise of the Warrant was not in violation of
Rule 10b-6 promulgated under the Exchange Act; provided that the Warrant Agent shall not be obligated to pay any amounts pursuant to this Section 4(b) during any week that such amounts payable are less than $1,000 and the Warrant Agent's obligation to make such payments shall be suspended until the amount payable aggregate $1,000, and provided further, that, in any event, any such payment
(regard less of amount) shall be made not less frequently than monthly. (c) The
Company shall not be required to issue fractional shares upon the exercise of
Warrants.  Warrants may only be exercised in such multiples as are required to permit the issuance by the Company of one or more whole shares.  If one or more
Warrants shall be presented for exercise in full at the same time by the same
Registered Holder, the number of whole shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares purchasable on exercise of the Warrants so presented.  If any fraction of a share would, except for the provisions provided herein, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to such fraction multiplied by the then current market
value of a share of Common Stock, determined as follows: (1)	If the Common
Stock is listed or admitted to unlisted trading privileges on the NYSE or the
AMEX or is traded on the Nasdaq/NM, the current market value of a share of
Common Stock shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants on whichever of such exchanges or Nasdaq/NM had the highest average daily trading volume for the Common Stock on such day; or
(2)	If the Common Stock is not listed or admitted to unlisted trading privileges on either the NYSE or the AMEX and is not traded on Nasdaq/NM, but is quoted or reported on Nasdaq, the current market value of a share of Common
Stock shall be the average of the last reported closing bid and asked prices
(or the last sale price, if then reported by Nasdaq) of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants as quoted or reported on Nasdaq, as the case may
be; or (3)	If the Common Stock is not listed or admitted to unlisted trading privileges on either of the NYSE or the AMEX, and is not traded on Nasdaq/NM or quoted or reported on Nasdaq, but is listed or admitted to unlisted trading privileges on the BSE or other national securities exchange (other than the
NYSE or the AMEX), the current market value of a share of Common Stock shall be the closing sale price of the Common Stock at the end of the regular trading session on the last business day prior to the date of exercise of the Warrants on whichever of such exchanges has the highest average daily trading volume for
the Common Stock on such day; or (4)	If the Common Stock is not listed or
admitted to unlisted trading privileges on any national securities exchange, or listed for trading on Nasdaq/NM or quoted or reported on Nasdaq, but is traded in the over-the-counter market, the current market value of a share of Common
Stock shall be the average of the last reported bid and asked prices of the
Common Stock reported by the National Quotation Bureau, Inc. on the last
business day prior to the date of exercise of the Warrants; or (5)	If the
Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on Nasdaq/NM or quoted or reported on Nasdaq, and bid and asked prices of the Common Stock are not reported by the National Quotation Bureau, Inc., the current market value of a share of Common Stock shall be an amount, not less than the book value thereof as of the end of the most recently completed fiscal quarter of the Company ending prior to the date of exercise, determined in accordance with generally
accepted accounting principles, consistently applied. SECTION 5.	Reservation of
Shares; Listing; Payment of Taxes; etc. (a)	The Company covenants that it will
at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants.  The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of
outstanding Common Stock of the Company are then listed. (b)	The Company
covenants that if any securities to be reserved for the purpose of exercise of
Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post effective amendment, use its best efforts to cause the same to become effective and use its best efforts to keep such registration statement current while any of the
Warrants are outstanding and deliver a prospectus which complies with Section
10(a)(3) of the Securities Act of 1933, as amended, (the Act), to the
Registered Holder exercising the Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Securities and
Exchange Commission (the Commission) stating that it would not take any enforcement action if such registration is not effected).  The Company will use best efforts to obtain appropriate approvals or registrations under state blue sky securities laws.  With respect to any such securities, however,
Warrants may not be exercised by, or shares of Common Stock issued to, any
Registered Holder in any state in which such exercise would be unlawful.

(c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

(d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

SECTION 6. Exchange and Registration of Transfer.

(a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange or other trading market shall be entitled to receive.

(b) The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

(c) With respect to any Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument of instruments or transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

(d) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(e) All Warrant Certificates surrendered for exercise or for exchange shall be promptly canceled by the Warrant Agent.

(f) Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

SECTION 8. Adjustment of Purchase Price and Number of Shares of Common Stock Deliverable.

(a) (i) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock for a consideration per share less than the Fair Market Value (as defined in Section 8(g)) or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a Change of Shares), then, and thereafter upon each further Change of Shares, the Purchase Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Purchse Price in effect immediately prior to such Change of Shares and
(b) the consideration, if any, received by the Company upon such sale, issuance, subdivision or combination, by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock. For the purposes of any adjustment to be made in accordance with this Section 8(a), the following provisions shall be applicable:

          (A) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case, in each case, without deduction for any expenses incurred by the Company in connection with such transaction.

          (B) In case of the issuance or sale (other than as a dividend or other distribution on any stock of the Company) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

         (C) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

         (D) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this Section 8(a).

(E) The number of shares of Common Stock at any time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

(ii)	Upon each adjustment of the Purchase Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

(b)	In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 8(a)(i) and as provided below) less than the Fair Market Value in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Purchase
Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 8(a)(i) hereof, provided that:

(A) The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) (and for the purposes of subsection (E) of Section 8(a)(I) hereof) shall be reduced by the number of shares as to which options, warrants and/or rights s hall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

(B) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (B) (and for the purposes of subsection (E) of Section 8(a)(I) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shal l have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

(C) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (A) of this Section 8(b), or in the price per share or ratio at which the securities referred to in subsection (B) of this Section 8(b) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercise, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

(c) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, s ale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a) and (b). The above provisions of this Section 8(c) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(d)	Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to
Section 2(e) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share.

(e)	After each adjustment of the Purchase Price pursuant to this Section 8, the
Company will promptly prepare a certificate signed by the Chairman or
President, and by the Treasurer or an Assistant Treasurer or the Secretary or
an Assistant Secretary, of the Company setting forth:  (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment.  The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent.  No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as the Registered Holder to whom the Company failed to mail such notice, or except as to the Registered Holder whose not ice was defective.  The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated
therein.

(f)	No adjustment of the Purchase Price shall be made as a result of or in connection with (A) the issuance of shares of Common Stock underlying the Warrants or the securities issuable upon exercise of the Underwriters Warrants pursuant to the Underwriters Warrant Agreement, or (B) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.10, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

(g)	Fair Market Value shall mean the value of a share of Common Stock as determined in accordance with the following provisions:

(1) If the Common Stock is listed or admitted to unlisted trading privileges on the NYSE or the AMEX or is traded on the Nasdaq/NM, the Fair Market Value of a share of Common Stock shall be equal to the average of the closing sale price of the Common Stock during the thirty (30) trading days immediately preceding the date of the event which requires the determination of Fair Market Value on whichever of such exchanges or Nasdaq/NM had the total highest daily trading volume for the Common Stock during such thirty (30) day trading period.

(2) If the Common Stock is not listed or admitted to unlisted trading privileges on either the NYSE or the AMEX and is not traded on Nasdaq/NM, but is quoted or reported on Nasdaq, the Fair Market Value of a share of Common Stock shall be the average of the last reported closing bid and asked prices (or the last sale price, if then reported on Nasdaq) of the Common Stock during the thirty (30) trading days immediately preceding the date of event which requires the determination of Fair Market Value.

(3) If the Common Stock is not listed or admitted to unlisted trading privileges on either of the NYSE or the AMEX and is not traded on Nasdaq/NM or quoted or reported on Nasdaq, but is listed or admitted to unlisted trading privileges on the BSE or another national securities exchange (other than the NYSE or the AMEX), the Fair Market Value of a share of Common Stock shall be the average of the closing sale price of the Common Stock during the thirty
(30) trading days immediately preceding the date of the event which requires the determination of Fair Market Value.

(4) If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on Nasdaq/NM or quoted or reported on Nasdaq, but is traded in the over-the-counter market, the Fair Market Value of a share of Common Stock shall be the average of the average of the last reported bid and asked prices of the Common Stock reported by the National Quotation Bureau, Inc. for the thirty
(30) trading days immediately preceding the date of the event which requires the determination of Fair Market Value.

(5)  If the Common Stock is not listed or admitted to unlisted trading privileges on any national securities exchange, or listed for trading on Nasdaq/NM or quoted or reported on Nasdaq, and bid and asked prices of the
Common Stock are not reported by the National Quotation Bureau, Inc., the Fair Market Value of a share of Common Stock shall be an amount, not less than the book value thereof as of the end of the most recently completed fiscal quarter of the company ending prior to the date requiring a determination of fair market value, determined in accordance with general accepted accounting
principles, consistently applied. SECTION 9.	Redemption. (a)	Commencing on the
Initial Warrant Redemption Date, the Company may, on 30 days' prior written notice redeem all the Warrants, other than the Warrants underlying the Underwriter's Warrants which shall not be redeemable, at five cents ($.05) per Warrant, provided, however, that before any such call for redemption of
Warrants can take place the closing sale price of the Common Stock as quoted on NASDAQ or if such shares are not trading on NASDAQ then on the principal market on which such shares shall then be trading, shall have, for each of the twenty
(20) consecutive trading days ending on the tenth (10th) day prior to the date on which the notice contemplated by (b) and (c) below is given, equaled or exceeded $7.50 per share (subject to adjustment in the event of any stock
splits or other similar events as provided in Section 8 hereof). (b)	In case
the Company shall exercise its right to redeem all of the Warrants so redeemable, it shall give or cause notice to such effect to be given to the Underwriter in the same manner that notice is required to be given by the Underwriter's Warrant Agreement. The Underwriter may, at its option, solicit exercises of the Warrants. In the event that the Underwriter does not commence solicitation of exercises of the Warrants within thirty (30) days of notice from the Company, the Company may give notice of redemption to the Registered Holders of the Warrants by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. Not less than five business days prior to the mailing to the Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to the Underwriter a similar notice telephonically and confirmed in writing together with a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned) to whom such notice of redemption has been or will be given.

(c)	The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, which shall in no event be less than thirty (30) days after the date of mailing of such notice, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid,
(iv) that the Underwriter is the Company's warrant solicitation agent and may receive the commission contemplated by Section 4(b) hereof, and (v) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretar y of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)	Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

(e)	The Company shall indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the registration statement or prospectus referred to in Section 5(b) hereof to the same extent and with the same effect (including the provisions regarding contribution) as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement.

(f)	Five business days prior to the Redemption Date, the Company shall furnish to the Underwriter (i) an opinion of counsel to the Company, dated such date and addressed to the Underwriter, and (ii) a cold comfort letter dated such date addressed to the Underwriter, signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

(g)	The Company shall as soon as practicable after the Redemption Date, and in any event within 15 months thereafter, make generally available to its security holders (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the Redemption Date.

(h) The Company shall deliver within five business days prior to the Redemption Date copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement and permit the Underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Underwriter shall reasonably request.

SECTION 10. Concerning the Warrant Agent.

(a)	The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and the Underwriter, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not, by issuing and delivering
Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant
Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

(b)	The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same.  It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii)
be liable for any act or omission in connection with this Agreement except fo r its own gross negligence or willful misconduct.

(c)	The Warrant Agent may at any time consult with counsel satisfactory to it
(who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

(d)	Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The
Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

(e)	The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder;
the Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agents gross negligence or willful misconduct.

(f)	The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agents own gross negligence or willful misconduct), after giving 30 days prior written notice to the Company.  At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation the
Company shall appoint in writing a new warrant agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company doing business in New York. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant
Agent and shall forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate. (g)	Any corporation into which
the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

(h)	The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i)	The Warrant Agent shall retain for a period of two years from the date of exercise any Warrant Certificate received by it upon such exercise.

SECTION 11.	Modification of Agreement.
     		The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less that 66-2/3% of the Warrants then outstanding (including, for this purpose
Warrants issuable to the Underwriter pursuant to the Underwriters Warrant
Agreement, whether  or not then outstanding); provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any
Warrant, or to increase the Purchase Price therefor, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate, other than such changes as are specifically prescribed by this Agreement as originally executed.  In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of the Underwriter, other than to cure any ambiguity or to correct any provision which is inconsistent with any other provision of this Agreement or to make any such change that is necessary or desirable and which shall not adversely affect the interests of the Underwriter and the Underwriters and except as may be required by law.

SECTION 12.	Notices.
     		All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid, or delivered to a telegraph office for transmission if to the Registered Holder of a Warrant Certificate, at the
address of such holder as shown on the registry books maintained by the Warrant
Agent; if to the Company at 3590 Oceanside Road, Oceanside, New York  11572,
Attention: Dr. Jan Stahl, Chief Executive Officer, or at such other address as may have been furnished to the Warrant Agent in writing by the company; and if to the Warrant Agent, at its Corporate Office.  Copies of any notice delivered pursuant to this Agreement shall be delivered to Morgan Grant at Morgan Grant
Capital Corp., 71 Clinton Road, Garden City, New York 11530, Attention: Mr.
Michael Christ, President, or at such other address as may have been furnished to the Company and the Warrant Agent in writing.

SECTION 13.	Applicable Law
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

SECTION 14.	Binding Effect.
     		This Agreement shall be binding upon and inure to the benefit of the
Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them.  Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.  The Underwriter is and shall at all times irrevocably be deemed to be, third-party beneficiaries of this Agreement, with full power, authority and standing to enforce the rights granted to it hereunder.

SECTION 15.	Counterparts. 		This Agreement may be executed in several
counterparts, which taken together shall constitute a single document. IN
WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date first above written.

[SEAL]

                        AMERICAN STOCK TRANSFER AND
                        TRUST COMPANY, as Warrant Agent



By:


XETAL, INC.




By:
Dr. Jan Stahl, Chief Executive Officer



By:
Peter Steil, President
ATTEST:


     _________________________
Dr. Jan Stahl, Secretary



	EXHIBIT A

No. W                                  	VOID AFTER ___________, 2003

WARRANTS


	WARRANT CERTIFICATE TO
	PURCHASE ONE SHARE OF COMMON STOCK

	XETAL, INC.


                                                   CUSIP

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the Registered Holder) is the owner of the number of Warrants (the Warrants) specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value, of XETAL, INC., a Utah corporation (the Company), at any time between _____________, 1999, (the Initial Warrant Exercise Date), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005, as Warrant Agent, or its successor (the Warrant Agent), accompanied by payment of $5.00 subject to adjustment (the Purchase Price), in lawful money of the United States of America in cash or by certified or bank check made payable to the Warrant Agent for the account of the Company.

     		This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the Warrant Agreement), dated
_______________, 1998, by and between the Company and the Warrant Agent.

     		In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     		Each Warrant represented hereby is exercisable at the option of the
Registered Holder, but no fractional interests will be issued.  In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such
Warrants.

     		The term Expiration Date shall mean 5:00 p.m. (New York time) on _______________, 2003. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company shall not extend the Expiration Date nor reduce the Purchase Price. The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the Act), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     		This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new
Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered
Holder at the time of such surrender.  Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new
Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     		Prior to the exercise of any Warrant represented hereby, the Registered
Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     		Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.05 per
Warrant, at any time commencing two years after the Initial Warrant Exercise
Date, provided that (i) the closing sale price for the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System
(Nasdaq) or the National Quotation Bureau, Inc., if the Common Stock is then traded in the over-the-counter market or (ii) the closing sale price, if the
Common Stock is then traded on Nasdaq/NM or a national securities exchange, shall have equaled or exceeded for each of the twenty (20) consecutive trading days ending on the tenth (10) day prior to the Notice of Redemption, as defined below, $7.50 per share (subject to adjustment in the event of any stock splits or other similar events).  Notice of redemption (the Notice of Redemption)
shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement.  On and after the close of business on the day immediately preceding the date fixed for redemption, the
Registered Holder shall have no rights with respect to the Warrants except to receive the $.05 per Warrant upon surrender of this Warrant Certificate.

     		Under certain circumstances, the Underwriter shall be entitled to receive an aggregate of seven percent (7%) of the Purchase Price of the Warrants represented hereby in accordance with Section 4(b) of the Warrant Agreement. Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     		This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

This Warrant Certificate is not valid unless countersigned by the Warrant
Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: _____________, 1998

[SEAL] 					XETAL, INC.



By:
                         Dr. Jan Stahl, Chief Executive Officer


                         By:_______________________________
                             Dr. Jan Stahl, Secretary


COUNTERSIGNED:
AMERICAN STOCK TRANSFER
AND TRUST COMPANY
as Warrant Agent


By:
Name:
Title:

	SUBSCRIPTION FORM

	To Be Executed by the Registered Holder
	in Order to Exercise Warrants


The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

	PLEASE INSERT SOCIAL SECURITY
	OR OTHER IDENTIFYING NUMBER








	(please print or type name and address)

and be delivered to








	(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

	IMPORTANT:  PLEASE COMPLETE THE FOLLOWING:


1.	The exercise of this Warrant was
            solicited by Worthington Capital Group, Inc.	______

2.	The exercise of this Warrant was not
            solicited.


Dated:

                              Address



                                                 Social Security or Taxpayer
                                                 Identification Number


                                                 Signature Guaranteed


                                   ASSIGNMENT

	To Be Executed by the Registered Holder
	in Order to Assign Warrants


FOR VALUE RECEIVED,               ,hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
	OTHER IDENTIFYING NUMBER




                                  (please print or type name and address)

                                       of the Warrants represented by this
Warrant Certificate, and hereby irrevocably constitutes and appoints Attorney to transfer this Warrant Certificate on the of the Company, with full power of substitution in the premises.

Dated:                                                   X
                                                         Signature Guaranteed




THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.



XETAL, INC.


	AND

AMERICAN STOCK TRANSFER
	AND TRUST COMPANY




	WARRANT AGREEMENT




	Dated as of _____________________, 1998



                                 EXHIBIT 10(ix)



Agreement Canceling Underwriter's Warrants






                               A G R E E M E N T


AGREEMENT made this 18th day of August, 1998 by and between Morgan Grant Capital Corp. (formerly Worthington Capital Group, Inc.) (Morgan Grant) and Xetal, Inc. (the Company).

WHEREAS, on October 1, 1996 Warrants (the Warrants) were issued by the
Company to Morgan Grant entitling the holder thereof to purchase 250,000 shares of the Companys common stock; and

WHEREAS, as of the date hereof Morgan grant and the Company are desirous of cancelling the Warrants in their entirety;

NOW THEREFORE, in consideration of the mutual agreements herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

1.	As of the date hereof the Warrants are cancelled in their entirety.

2.	This Agreement has been approved by unanimous consent of the respective
Board of Directors of each of Morgan Grant and the Company.


This Agreement may be executed in multiple counterparts and on facsimile paper and by facsimile transmission as necessary. When each of the parties has signed and delivered at least one such counterpart, each counterpart will be deemed an original and, when taken together with the other signed counterpart(s), shall constitute one fully executed copy of this Agreement, which shall be binding upon and effective as to the parties according to its terms.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.


MORGAN GRANT CAPITAL CORP.



By:
Michael Christ, President



XETAL, INC.


By:
Jan Stahl,
Chief Executive Officer




TERMINATION AGREEMENT




	THIS AGREEMENT made and entered into this     day of September, 1998 by,
between and among XETAL, INC., a corporation organized under the State of Utah with offices at 3590 Oceanside Road, Oceanside, New York 11572 hereinafter called "Xetal" and MORGAN GRANT CAPITAL CO., INC. a corporation organized under the laws of New York having its principal offices at 71 Clinton Road, Garden City, New York 11530 hereinafter referred to as "Morgan."

W I T N E S S E T H

	WHEREAS the parties have hereunto previously entered into a consulting agreement wherein Morgan was to provide financial and other consulting services for Xetal and the parties now desire to terminate such agreement;

	NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable considerations, the parties mutually agree as follows:

             1. Termination of Agreement. The parties hereby mutually agree to terminate the Consulting Agreement previously entered into between them and hereby declare said agreement to be null and void and of no further effect..

            2. No Liability. The parties hereby mutually agree that no party shall be liable to the other party for any debt, obligation, fee or performance of any service arising from said Agreement.

IN WITNESS WHEREOF the parties have set their hands and seals the year and date first above written.

							XETAL, INC.


							By_______________________







MORGAN GRANT CAPITAL CO., INC.



							By________________________


                                EXHIBIT  23(ii)


Consent of Linder  & Linder



                         INDEPENDENT AUDITORS' CONSENT



To: The Board of Directors

        And Stockholders

         Xetal, Inc. and Subsidiaries


	We consent to the reference to our firm  under the caption "Experts" and the use of our report dated December 12, 1997 with respect to the consolidated financial statements of Xetal, Inc. and subsidiaries included in the Prospectus of  Xetal, Inc. that is made part of the Registration Statement on Form SB-2 filed in behalf of Xetal, Inc. with the Securities and Exchange Commission.



 /s/ Linder & Linder
     Linder & Linder
     Certified Public Accountants


Dix Hills, New York
            September 24, 1998